POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mitchell M. Cox and Stephen G. Bodurtha and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to the Registration Statements for each of the Biotech HOLDRS(SM) Trust, B2B Internet HOLDRS(SM) Trust, Broadband HOLDRS(SM) Trust, Europe 2001 HOLDRS(SM) Trust, Internet HOLDRS(SM) Trust, Internet Architecture HOLDRS(SM) Trust, Internet Infrastructure HOLDRS(SM) Trust, Market 2000+ HOLDRS(SM) Trust, Oil Service HOLDRS(SM) Trust, Pharmaceutical HOLDRS(SM) Trust, Regional Bank HOLDRS(SM) Trust, Semiconductor HOLDRS(SM) Trust, Software HOLDRS(SM) Trust, Telecom HOLDRS(SM) Trust, Wireless HOLDRS(SM) Trust, Utilities HOLDRS(SM) Trust and Retail HOLDRS(SM) Trust, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                                   Title
         ---------                                   -----


    /s/ James P. Gorman
-------------------------------  Co-Chief Executive Officer, Co-Chairman of the
         James P. Gorman                       Board and Director


   /s/ Arshad R. Zakaria
-------------------------------  Co-Chief Executive Officer, Co-Chairman of the
         Arshad R. Zakaria                     Board and Director


   /s/ Carlos M. Morales
-------------------------------                     Director
         Carlos M. Morales